EXHIBIT 99.1

Gladstone Commercial Corporation Reports Results for the Fourth Quarter and Year Ended December 31, 2015

Please Note That the Limited Information That Follows in This Press Release is Not Adequate to Make an Informed Investment Judgment

MCLEAN, Va., Feb. 17, 2016 (GLOBE NEWSWIRE) -- Gladstone Commercial Corporation (NASDAQ:GOOD), or the Company, today reported financial results for the fourth quarter and year ended December 31, 2015.  A description of funds from operations, or FFO, and Core FFO, both non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release.  All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.  For further detail, please also refer to both the quarterly financial supplement and the Company’s Annual Report on Form 10-K which can be retrieved from the Company’s website at www.GladstoneCommercial.com.

Summary Information (dollars in thousands, except share and per share data):

	As of and for the three months ended December 31, 2015		As of and for the three months ended September 30, 2015		Change	% Change
Operating Data:
Total operating revenue	$21,823		$21,375		$448	2.1%
Total operating expenses	(12,970)		(13,643)	(1)	673	-4.9%
Other expense	(6,286)		(7,828)		1,542	-19.7%
Net income (loss)	$2,567		$(96)		$2,663	2,774.0%
Dividends attributable to preferred stock	(1,025)		(1,023)		(2)	0.2%
Dividends attributable to senior common stock	(259)		(263)		4	-1.5%
Net income (loss) available (attributable) to common stockholders	$1,283		$(1,382)		$2,665	192.8%
Real estate depreciation and amortization	9,128		9,006		122	1.4%
Gain on sale of real estate	(1,538)		-		(1,538)	NM	(4)
Impairment charge	-		622		(622)	-100.0%
Funds from operations available to common stockholders	$8,873		$8,246		$627	7.6%
Acquisition related expenses	33		138		(105)	-76.1%
Core funds from operations available to common stockholders	$8,906		$8,384		$522	6.2%

Share and Per Share Data:
Net income (loss) available (attributable) to common stockholders - basic & diluted	$0.06		$(0.06)		$0.12	200.0%
FFO available to common stockholders - basic	$0.40		$0.39		$0.01	2.6%
FFO available to common stockholders - diluted	$0.39		$0.37		$0.02	5.4%
Core FFO available to common stockholders - basic	$0.40		$0.39		$0.01	2.6%
Core FFO available to common stockholders - diluted	$0.39		$0.38		$0.01	2.6%
Weighted average shares outstanding-basic	22,165,654		21,403,808		761,846	3.6%
Weighted average shares outstanding-diluted	22,976,182		22,232,251		743,931	3.3%
Cash dividends declared per common share	$0.375		$0.375		$-	0.0%

Financial Position:
Real estate, before accumulated depreciation	$782,276	(2)	$780,729	(3)	$1,547	0.2%
Total assets	$833,322		$838,483		$(5,161)	-0.6%
Mortgage notes payable, term preferred stock, term loan facility & line of credit	$569,570		$576,912		$(7,342)	-1.3%
Total stockholders’ equity	$233,871		$230,427		$3,444	1.5%
Properties owned	99	(2)	101	(3)	(2)	-2.0%
Square feet owned	11,039,454	(2)	11,064,555	(3)	(25,101)	-0.2%
Square feet leased	97.4%		97.9%		-0.5%	-0.5%

(1) Includes a $0.6 million impairment charge recognized on our Dayton, Ohio property during the three months ended September 30, 2015.
(2) Includes one property classified as held for sale as of December 31, 2015. Includes real estate, held for sale of $1.9 million and 60,000 square feet.
(3) Includes five properties classified as held for sale as of September 30, 2015. Includes real estate, held for sale of $19.3 million and 311,000 square feet.
(4) NM = Not meaningful

	As of and for the year ended December 31, 2015		As of and for the year ended December 31, 2014		Change	% Change
Operating Data:
Total operating revenue	$83,766		$73,756		$10,010	13.6%
Total operating expenses	(50,965)	(1)	(57,406)	(3)	6,441	-11.2%
Other expense	(29,205)		(22,252)	(4)	(6,953)	31.2%
Net income (loss)	$3,596		$(5,902)		$9,498	160.9%
Dividends attributable to preferred stock	(4,094)		(4,094)		-	0.0%
Dividends attributable to senior common stock	(1,007)		(542)		(465)	85.8%
Net loss attributable to common stockholders	$(1,505)		$(10,538)		$9,033	-85.7%
Real estate depreciation and amortization	35,288		28,864		6,424	22.3%
Gain on sale of real estate	(1,538)		(1,240)		(298)	24.0%
Impairment charge	622		14,238		(13,616)	-95.6%
Funds from operations available to common stockholders	$32,867		$31,324		$1,543	4.9%
Acquisition related expenses	622		1,438		(816)	-56.7%
Gain on debt satisfaction	-		(5,274)		5,274	-100.0%
Core funds from operations available to common stockholders	$33,489		$27,488		$6,001	21.8%

Share and Per Share Data:
Net loss attributable to common stockholders - basic and diluted	$(0.07)		$(0.61)		$0.54	-88.5%
FFO available to common stockholders - basic	$1.55		$1.82		$(0.27)	-14.8%
FFO available to common stockholders - diluted	$1.50		$1.77		$(0.27)	-15.3%
Core FFO available to common stockholders - basic	$1.58		$1.59		$(0.01)	-0.6%
Core FFO available to common stockholders - diluted	$1.53		$1.55		$(0.02)	-1.3%
Weighted average shares outstanding-basic	21,159,597		17,253,503		3,906,094	22.6%
Weighted average shares outstanding-diluted	21,942,554		17,682,012		4,260,542	24.1%
Cash dividends declared per common share	$1.50		$1.50		$-	0.0%

Financial Position:
Real estate, before accumulated depreciation	$782,276	(2)	$722,565		$59,711	8.3%
Total assets	$833,322		$787,794		$45,528	5.8%
Mortgage notes payable, term preferred stock, term loan facility & line of credit	$569,570		$541,099		$28,471	5.3%
Total stockholders’ equity	$233,871		$217,672		$16,199	7.4%
Properties owned	99	(2)	96		3	3.1%
Square feet owned	11,039,454	(2)	10,633,474		405,980	3.8%
Square feet leased	97.4%		99.5%		-2.1%	-2.1%

(1) Includes a $0.6 million impairment charge recognized on our Dayton, Ohio property during the year ended December 31, 2015.
(2) Includes one property classified as held for sale as of December 31, 2015. Includes real estate, held for sale of $1.9 million and 60,000 square feet.
(3) Includes a $14.2 million impairment charge recognized on our Roseville, Minnesota property during the year ended December 31, 2014.
(4) Includes a $5.3 million gain on debt extinguishment from our Roseville, Minnesota deed in lieu transaction completed during the year ended December 31, 2014.

Highlights of 2015:

  Acquired properties: Purchased 6 fully-occupied properties, comprised of an aggregate of approximately 0.5 million square feet of rental space, for $77.8 million, at a weighted average cap rate of 8.6%;
  Sold properties: Sold 3 properties located in Birmingham, Alabama, Columbia, Missouri and Columbus, Ohio for $6.9 million, resulting in a gain of $1.5 million;
  Line of Credit expansion and extension: Expanded line of credit from $75.0 million to $85.0 million, extended the term for 1-year through 2018 and added a $25.0 million, 5-year term loan facility;
  Issued debt:  Borrowed $43.4 million of debt, collateralized by 5 properties at a weighted average interest rate of 4.1%, for periods ranging from 7 to 10 years;
  Repaid debt: Repaid $57.5 million of debt at a weighted average interest rate of 5.5% with proceeds from $25.1 million of variable rate debt (interest rates of LIBOR + 2.25%, with a 3.0% LIBOR cap). The remaining debt was repaid with cash on hand;
  Issued common stock: Issued 2.9 million shares of common stock through our ATM Program, resulting in net proceeds of $46.7 million;
  Extended leases:  Extended the term of 3 leases that were set to expire in 2015, all 5 leases that were set to expire in 2016, 1 lease that was set to expire in 2018 and 1 lease that was set to expire in 2020. We have successfully concluded 15 of 17 leases originally set to expire in 2015 and 2016;
  Leased vacant properties: Executed leases for a portion of our properties located in Baytown, Texas, Raleigh, North Carolina, Burnsville, Minnesota, and Maple Heights, Ohio; and
  Paid distributions: Paid monthly cash distributions for the year totaling $1.50 per share on our common stock, $1.9374996 per share on our Series A Preferred Stock, $1.875 per share on our Series B Preferred Stock, $1.78125 per share on our Series C Term Preferred Stock and $1.05 per share on our senior common stock.

Fourth Quarter 2015 Results: Core FFO available to common shareholders for the three months ended December 31, 2015, was $8.9 million, or $0.39 per share, a 6.2% increase when compared to the three months ended September 30, 2015. Core FFO increased primarily due to the increase in operating revenues derived from the two properties acquired in the second half of 2015 coupled with lower property operating expenses and lower general and administrative expenses.

2015 Results: Core FFO available to common stockholders for the year ended December 31, 2015, was $33.5 million, or $1.53 per share, a 21.8% increase when compared to the year ended December 31, 2014. Core FFO increased primarily due to the increase in operating revenues derived from the six acquisitions this year, coupled with income derived from our mortgage note receivable as well as a decrease in our general and administrative expenses, partially offset by an increase in the base management and net incentive fees.

Net income (loss) available (attributable) to common stockholders for the three months and year ended December 31, 2015, was $1.3 million and ($1.5) million, or $0.06 and ($0.07) per share, respectively, compared to net loss attributable to common stockholders for the three months ended September 30, 2015, and year ended December 31, 2014, of ($1.4) million and ($10.5) million, or ($0.06) and ($0.61) per share. A reconciliation of Core FFO to net income (loss) for the three months ended December 31, 2015 and September 30, 2015 and the years ended December 31, 2015 and 2014, which the Company believes is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth in the Summary Information table above.

Subsequent to the end of the quarter:

  Exited development financing: Received repayment of a $5.9 million mortgage note, and exit fee sufficient to earn a 22% return on this investment;
  Filed shelf registration statement: Filed new shelf registration statement with the U.S. Securities and Exchange Commission that was declared effective with capacity to raise $500 million; and
  Declared distributions: Declared monthly cash distributions for January, February and March 2016 totaling $0.375 per share on our common stock, $0.4843749 per share on our Series A Preferred Stock, $0.46875 per share on our Series B Preferred Stock, $0.4453125 per share on our Series C Term Preferred Stock and $0.2625 per share on our senior common stock.

Comments from the Company’s President, Bob Cutlip: “Our financial results reflect a substantial increase in revenues from our real estate investments made during the year and our ability to lease previously vacant space. These transactions include investments in the strong markets of Phoenix, Atlanta, Dallas, Salt Lake City and Columbus, Ohio.  This was our 17th consecutive quarter of closing new acquisitions and we are extremely pleased with our activity, high occupancy and consistency over the last several years. We have successfully resolved 15 of our 17 leases that were set to expire in 2015 and 2016, and we believe our same store rents will be stable over the next four years as we have less than 5% of forecasted rental income expiring through 2019. We are looking forward to a successful 2016.”

Conference Call: The Company will hold a conference call on Thursday, February 18, 2016, at 8:30 a.m. EST to discuss its earnings results.  Please call (888) 734-0328 to enter the conference call.  An operator will monitor the call and set a queue for any questions. A conference call replay will be available beginning one hour after the call and will be accessible through March 18, 2016.  To hear the replay, please dial (855) 859-2056 and use playback conference number 61171739.  The live audio broadcast of the Company’s quarterly conference call will also be available online at the Company’s website, www.GladstoneCommercial.com.  The event will also be archived and available for replay on the Company’s website through April 18, 2016.

About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust that invests in net leased industrial, commercial and retail real property and selectively makes long-term industrial and commercial mortgage loans.  Including payments through January 2016, the Company has paid 132 consecutive monthly cash distributions on its common stock.  Prior to paying distributions on a monthly basis, the Company paid 5 consecutive quarterly cash distributions. The Company has also paid 120 consecutive monthly cash distributions on its Series A Preferred Stock, 111 consecutive monthly cash distributions on its Series B Preferred Stock, 47 consecutive monthly cash distributions on its Series C Term Preferred Stock. The Company has never skipped, reduced or deferred a distribution since its inception in 2003.  Further information on the Company can be found at www.gladstonecommercial.com.

About the Gladstone Companies: Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Non-GAAP Financial Measures:

FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.  FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.  The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments.  Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance.  Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.

The Company’s presentation of FFO, as defined by NAREIT, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The statements in this press release regarding the forecasted stability of the Company’s income, the Company’s ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release.  Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, the Company’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk factors" of its Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on February 17, 2016. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Source: Gladstone Commercial Corporation, +1-703-287-5893